Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated February 14, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Form 20-F of LAN Airlines S.A. for the year ended December 31, 2011.

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated February 14, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of LAN Airlines S.A., which appears in such Registration Statement.

We also consent to the reference to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PriceWaterhouseCoopers

Santiago, Chile

April 25, 2012

PricewaterhouseCoopers, Av. Andres Bello 2711 – Pisos 2, 3, 4 y 5, Las Conde 1- Santiago, Chile

RUT: 81.513.400-1-Teléfono: (56) (2) 940 oooo- www.pwc.cl